EXHIBIT 99.1
New, Deeper Management Team
Ed Buker
Chairman, President & CEO
As President, Chief Executive Officer and Chairman of the Board of Directors, Buker has been an integral part of the operations, strategy and product improvements and advancements at Tecumseh over the past several years.
Before joining Tecumseh, Buker led Citation Corporation, a supplier of metal components. Prior to joining Citation, Buker served as Vice President and General Manager of the Chassis Systems Division at Visteon Automotive; as President, Electrical Systems — The Americas, for United Technologies Automotive; and as Vice President of New Model Development for BMW Manufacturing.
Under Buker’s direction, Tecumseh has made significant progress in recovering from the financial problems that the Company faced when the Herrick management team was removed. Buker, along with the rest of the management team, is implementing a strategic plan that was rolled out in 2008 — and that plan is leading to operational, engineering, sales, governance and human resources improvements that are helping the Company weather today’s economic downturn.

New, Deeper Management Team
Jim Nicholson
Vice President, Treasurer, and CFO
Nicholson brings outside financial and accounting experience, as well as a comprehensive understanding of the Company, to his role as Tecumseh’s Treasurer and CFO. Before joining Tecumseh, Nicholson spent 16 years at PricewaterhouseCoopers, holding the position of Partner-Global Risk Management Solutions for the last five years of his tenure. During his time at PricewaterhouseCoopers, Nicholson had a consistent track record of achieving measureable results for clients.
Nicholson has spent the last seven years at Tecumseh, including the last five years as Chief Financial Officer, during one of the Company’s most tumultuous times. During a period of many covenant defaults, he led repeated efforts to maintain adequate financing through both waivers and refinancings.
During the height of the financial crisis in early 2007, Nicholson worked with professionals from Alix Partners to manage cash through the introduction of new cash management and forecasting tools, which ultimately avoided the need for a bankruptcy filing. He served as the financial leader of multiple divestitures to raise cash and eliminate debt. In addition to the debt restructurings, Nicholson completed five divestitures and two subsidiary liquidations over a two-year period.
Nicholson has continually built process capabilities and information systems while at the Company. He oversaw the implementation of the Everest Consolidation and Analysis System and was primarily responsible for the implementation of the Oracle Global ERP system, which runs on a single instance worldwide.
The Company had failed its SOX Section 404 compliance for the first three years of the test. Once unencumbered by former management, he instituted appropriate controls and efficiencies such that the Company now passes SOX requirements and he also reduced costs for compliance by more than 70%.

New, Deeper Management Team
Jim Wainright
Vice President, Global Operations
Wainright has nearly two decades of experience in the HVAC industry as both a manufacturer of equipment and a supplier to the industry. Wainright gained deep knowledge of Tecumseh’s industry while working at Carrier Corporation, a division of United Technologies. His work as an industrial/manufacturing engineer, in a variety of HVAC manufacturing operations, provides him unique insight into many of the operations at Tecumseh.
Wainright also served as the engineering manager at Carrier’s residential air conditioning headquarters and was responsible for all plant engineering functions. Later, he became responsible for plant operations, during which time he transformed the facility into a world-class manufacturer. The facility was widely recognized as a benchmark operation within United Technologies.
Wainright has extensive international experience. When he worked in the automotive industry, he gained international exposure through the successful turnaround of operations in Mexico. As the Senior Vice President of Global Operations at AO Smith Coroporation, Wainright had global responsibility for operations in the U.S., Mexico, Hungary, Ireland, UK and China.

New, Deeper Management Team
Jim Cristiano
Vice President, Global Supply
As the former Director of Central Purchasing at Visteon Corporation, Cristiano understands the needs of a global supplier. At Visteon, Cristiano created the company’s 2007-2009 global purchasing strategy, including a blueprint for expansion of purchasing and supplier quality in India, China, Mexico and Central Europe. In 2008, Cristiano directed Visteon’s launch of a global purchasing system, similar to the integrated global sourcing team that management plans for Tecumseh. As Associate Director, Commodity Purchasing, Non-Metal Parts at Visteon, Cristiano was responsible for a spend of $1.75 billion for parts, including those for climate control.
Through his work at United Technologies Automotive, where he served as Purchasing Manager, Customer Teams and Director of Engineering, Cristiano gained great exposure to the heating industry. As Director of Engineering, Cristiano was responsible for product engineering, program management and research and development for several products.
Cristiano’s other experience includes senior engineering and buying positions at Ford Motor Company and General Motors.

New, Deeper Management Team
Lynn Dennison
Vice President, Law & Risk Management, Secretary & General Counsel
Dennison brings to Tecumseh both deep legal experience and industry-wide exposure. While at Honda of America, Manufacturing, the manufacturing, purchasing and logistics hub for Honda’s North American operations, Dennison managed the legal and compliance functions. She also oversaw numerous other functional areas, including the operations of the Transportation Research Center, Honda’s 4,500-acre state-of-the-art automotive proving ground and testing facility. Dennison led significant cross-functional projects including successful selection and assembly of the site for Honda’s auto plant established in Greensburg, Indiana in 2008. During her tenure at Honda, she was a director of the Ohio Manufacturer’s Association, where she was appointed to the Executive Committee.

New, Deeper Management Team
Tim Atzinger
Vice President, Global Human Resources
Atzinger brings to Tecumseh both years of experience in senior human resources positions and a deep understanding of the Company’s industry. As the Vice President, Human Resources for the Western Hemisphere for Philips Electronics, Atzinger has worked with employees in plants and facilities in the U.S. and abroad. While at Philips, Atzinger built a foundation of world-class compensation, performance management, talent management, employee relations, and employee communications processes. Atzinger focused on the areas of engineering, R&D, marketing and purchasing functions, all of which require considerable competency development at Tecumseh. His improvement to Philips Electronic’s human resources structure, coupled with his focus on important industry-specific functions, helped the organization to meet its long-term strategic objectives.
Before joining Tecumseh, Atzinger served as the Vice President, Human Resources at Handleman Company. There Atzinger gained deep exposure to distribution methods and strategies, key aspects of Tecumseh’s business strategy today and an area in which Tecumseh’s human resources are heavily invested. At Handleman, Atzinger also acquired valuable experience with corporate governance and committee activities.
In addition to his human resources expertise and knowledge of Tecumseh’s industry, Atzinger understands the needs of an international integrated supplier. He has comprehensive HR experience in Brazil, Western and Eastern Europe, China, and other parts of Asia. Since joining Tecumseh, he has expanded his experience in India through his three trips to the country.

New, Deeper Management Team
Seshu Seshasai
Vice President, Global Engineering
Seshasai is experienced in the development of design and manufacturing processes for motors, compressor mechanisms and a wide range of mechanical products for market-leading companies. He brings to Tecumseh more than 30 years of extensive experience driving growth, profitability, and productivity through innovation and reengineering at global companies. While at Nacco Materials Handling, Stanley Works, Textron Fastening and Newell Rubbermaid, Seshasai built world-class global engineering organizations, which contributed to significant yearly growth in new product sales and profits at all four companies. At those companies, Seshasai gained exposure to both engineering and management internationally, including India and China and has managed engineering teams in over 19 countries globally. Several new Seshasai’s products developed under Seshasai’s leadership at Textron and Stanley Works won numerous awards for innovation.
Seshasai acquired compressor industry experience through his own work and through exposure to his direct reports at all of his previous jobs. At Tecumseh, Senhasai’s direct reports have between 10 and 35 years of compressor experience.
Senhasai also has a unique understanding of how engineering deliverables connect to enterprise-wide financial metrics. He holds a PhD in Structural Engineering from Oklahoma State University.

New, Deeper Management Team
Pat Canavan
Vice President, Global Sales and Marketing
Canavan spent 22 years at Philips Electronics in marketing, sales, business intelligence, strategy and general management. Canavan’s work at Philips was global in scope, dealing with markets and customers around the world. Philips’ business model is very similar to Tecumseh’s, with business-to-business sales, product lines including both components and assemblies, and cost, and quality and performance as the drivers of customer offerings. The Philips entity for which Canavan worked was a $2 billion global division. Canavan directly managed North and South America sales of more than $700 million, similar in size to Tecumseh.
Canavan has extensive international sales and marketing experience in many of the markets in which Tecumseh operates, including: North America, South America, Japan, Korea, Europe, China, India, Singapore, Australia and the Philippines.
Canavan’s tenure at Philips immersed him in the world of components manufactured for electronics. His sales engineering background assisted him with his responsibilities at Philips and other companies and continues to be important in his current role at Tecumseh.

New, Deeper Management Team
Marika Diamond
Director of Global Communications
Marika has a number of years of experience in the Communications discipline. She most recently served as Director of World Wide Public Relations and Communications for Hayez Lemmerz, International, a global automotive supplier. Marika holds dual bachelor degrees in Public Relations and Industrial Administration and dual master degrees in Communication and Administration. She is a member of several associations, including the Public Relations Society of America and the International Association of Business Communicators.